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                                                                  Exhibit 99(A)
                          DISCOVER CARD TRUST 1991 F

                     Credit Card Pass-Through Certificates


                          Distribution and Performance
                         Annual Aggregate Report - 1996


Under the Pooling and Servicing Agreement dated as of November 1, 1991 (the "Agreement") by and among Greenwood Trust Company (the "Servicer"),
Discover Receivables Financing Group, Inc. and Wilmington Trust Company, as Trustee, the Servicer is required to prepare certain information each month regarding current distributions to Investor Certificateholders and the performance of the Trust during the previous month. For purposes of filing Form 10-K, certain information is required to be prepared with respect to the Distribution Dates occurring during the calendar year 1996. The information which is required to be prepared with respect to such Distribution Dates related to the year mentioned above is set forth below. Certain of the information is presented on the basis of an original principal amount of $1,000 per Investor Certificate. Certain other information is presented based upon the aggregate amounts for the Trust as a whole.

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

A. Information Regarding the Aggregate Distributions for 1996

   1. Class A Certificates
      (a) The aggregate amount of the distribution to
          Class A Certificateholders on the related
          Distribution Dates.                                    $31,400,000.00

      (b) The amount of the distribution set forth in
          paragraph (a) above in respect of interest.            $31,400,000.00

      (c) The amount of the distribution set forth in
          paragraph (a) above in respect of principal.                    $0.00

      (d) The amount of the distribution set forth in
          paragraph (a) above, per $1,000 interest.               $78.500000000

      (e) The amount of the distribution set forth in
          paragraph (b) above, per $1,000 interest.               $78.500000000

      (f) The amount of the distribution set forth in
          Paragraph (c) above, per $1,000 interest.                $0.000000000

   2. Class B Certificates
      (a) The aggregate amount of the distribution to Class
          B Certificateholders on the related Distribution
          Dates.                                                  $3,340,000.00

      (b) The amount of the distribution set forth in
          paragraph (a) above in respect of interest.             $3,340,000.00

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
               (c) The amount of the distribution set forth in
                   paragraph (a) above in respect of principal.                                  $0.00

               (d) The amount of the distribution set forth in
                   paragraph (a) above, per $1,000 interest.                              $83.50000000

               (e) The amount of the distribution set forth in
                   paragraph (b) above, per $1,000 interest.                              $83.50000000

               (f) The amount of the distribution set forth in
                   Paragraph (c) above, per $1,000 interest.                              $0.000000000

          B. Information Regarding the Performance of the Trust

            1. Collections of Receivables
               (a) The aggregate amount of Finance Charge
                   Collections processed during the related Due Periods.                $94,230,022.05

               (b) The aggregate amount of Principal
                   Collections processed during the related Due Periods.             $1,006,788,049.91

               (c) The aggregate amount of Finance Charge
                   Collections processed during the related Due Periods
                   which was allocated in respect of the Investor
                   Certificates.                                                        $77,779,677.77

               (d) The  aggregate amount of Principal
                   Collections processed during the related Due Periods
                   which was allocated in respect of the Investor
                   Certificates.                                                       $829,941,754.92

               (e) The aggregate amount of Finance Charge
                   Collections processed during the related Due Periods
                   which was allocated in respect of the Class A
                   Certificates.                                                        $70,708,995.81

               (f) The  aggregate  amount  of  Principal
                   Collections processed during the related Due Periods
                   which was allocated in respect of the  Class A
                   Certificates.                                                       $754,494,737.12

               (g) The aggregate amount of Finance Charge Collections
                   processed during the related Due Periods which was
                   allocated in  respect of the Class B Certificates.                    $7,070,681.96

               (h) The aggregate amount of Principal Collections
                   processed during the related Due Periods
                   which was allocated in respect of the Class B
                   Certificates.                                                         $75,447,017.80

               (i) The aggregate amount of Finance Charge
                   Collections processed during the related Due Periods
                   which was allocated in respect of the Seller
                   Certificate.                                                         $16,450,344.28

               (j) The aggregate amount of Principal
                   Collections processed during the related Due Periods
                   which was allocated in respect of the Seller
                   Certificate.                                                        $176,846,294.99

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
            2. Investor Losses; Reimbursement of Charge-Offs
               (a) The aggregate amount of Class A Investor
                   Losses, as defined in Section 4.04 (b)  of the
                   Agreement, during the related Due Periods.                                $0.00

               (b) The aggregate amount of Class B Investor
                   Losses, as defined in Section 4.04 (b) of the
                   Agreement, during the related Due Periods.                               $0.00

               (c) The amount of Class A Investor Losses set
                   forth in paragraph (a) above, per $1,000 interest.                $0.000000000

               (d) The amount of Class B Investor Losses set
                   forth in paragraph (b) above, per $1,000 interest.                $0.000000000

               (e) The total amount reimbursed to the Trust
                   in the current year pursuant to Section 4.04 (c)
                   of the Agreement, if any, in respect of Class A
                   Investor Losses.                                                         $0.00

               (f) The  total amount reimbursed to the Trust
                   in the current year pursuant to Section 4.04 (c)
                   of the Agreement, if any, in respect of Class B
                   Investor Losses.                                                         $0.00

               (g) The amount set forth in  paragraph (e)
                   above,  per $1,000 interest.                                      $0.000000000

               (h) The amount  set forth in paragraph  (f)
                   above, per $1,000 interest.                                       $0.000000000

               (i) The  aggregate  amount  of  unreimbursed
                   Class A Investor Losses in the Trust as of the end of
                   the calendar year 1996.                                                  $0.00

               (j) The  aggregate amount of unreimbursed
                   Class B Investor Losses in the Trust as of the end
                   of the calendar year 1996.                                               $0.00

               (k) The amount set  forth in paragraph (i)
                   above, per $1,000 interest.                                       $0.000000000

               (l) The amount  set forth in  paragraph (j)
                   above, per $1,000 interest.                                       $0.000000000

            3. Investor Servicing Fee
               (a) The amount of the  Class A  Monthly
                   Servicing Fee payable by the Trust to the Servicer for the
                   year ended December 31, 1996.                                    $8,000,164.44

               (b) The  amount  of the Class B Monthly
                   Servicing  Fee payable by the Trust to the Servicer for the
                   year ended December 31, 1996.                                      $799,992.42

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
            4. Available Class B Credit Enhancement Amount
               (a) The amount available to be drawn under the
                   Class B Credit  Enhancement  pursuant to  Section
                   4.03 (c) (i), (G) and (H) of the Agreement as of the
                   end of the day on December 31, 1996.                                     $30,800,000.00

               (b) The amount set forth in  paragraph (a) above
                   as apercentage of the Class B Interest.                                           77.00%

            5. The Pool Factor

                  The Pool Factor represents the ratio of the amount of the Investor Interest as of the end of the day on December 31, 1996 to the amount of the Investor Interest as of the Closing Date. The amount of a Certificateholder's pro-rata share of the Investor Interest can be determined by multiplying the original denomination of the Certificateholder's Certificate by the Pool Factor.

                  (a)  Class A Certificates.                                                   1.000000000

                  (b)  Class B Certificates.                                                   1.000000000

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